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                                                            EXHIBIT 5.1 AND 23.1

                             DAVIS POLK & WARDWELL
                              1600 El Camino Real
                              Menlo Park, CA 94025

                               September 23, 2003


AMIS Holdings, Inc.
2300 Buckskin Road
Pocatello, ID

Ladies and Gentlemen:

      We have acted as special counsel to AMIS Holdings, Inc. (the "COMPANY") in connection with the Company's Registration Statement on Form S-1 (the "ABBREVIATED REGISTRATION STATEMENT") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of 5,750,000 shares of the Company's common stock (the "SECURITIES"), 0.01 par value per share. The Securities are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a Registration Statement of Form S-1 (File No. 333-108028) of the Company that was declared effective earlier today (the "INITIAL REGISTRATION STATEMENT").

      We have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based upon the foregoing, we are of the opinion that, when the price at which the Securities to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Securities have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Abbreviated Registration Statement and to the reference to our name under the caption "LEGAL MATTERS" in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement.

                                        Very truly yours,

                                        /s/ Davis Polk & Wardwell